                          ENGINEERING PAYMENT AGREEMENT




                               DATED JULY 5, 1994



                                      AMONG


                        LATTICE SEMICONDUCTOR CORPORATION



                                       AND



                             SEIKO EPSON CORPORATION



                                       AND


                               S MOS SYSTEMS INC.

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                          ENGINEERING PAYMENT AGREEMENT


     This Engineering Payment Agreement ("EP Agreement"), is entered into this 5th day of July, 1994, by and among Seiko Epson Corporation, a Japanese corporation, having a place of business at 3-5, Owa 3-chome, Suwa-shi, Nagano-ken 392, Japan ("Epson"), S MOS Systems Inc., a California corporation, having a place of business at 2460 North First Street, San Jose, California 95131-1002, U.S.A. ("S MOS") and Lattice Semiconductor Corporation, a Delaware corporation, having a place of business at 5555 Northeast Moore Ct., Hillsboro, Oregon 97124-6421, U.S.A. ("Lattice").


                                 1.  BACKGROUND


     1.1 EPSON. Epson is in the business of designing, manufacturing, testing and selling semiconductor devices among other products. Epson manufactures such semiconductor devices at the Fujimi and the Sakata Plant.

     1.2 S MOS. S MOS is an affiliate of Epson and is Epson's authorized distributor in the United States for semiconductor devices. S MOS is in the business of designing, testing and selling semiconductor devices. S MOS conducts its business at its office located at 2460 North First Street, San Jose, California 95131-1002, U.S.A.

     1.3 LATTICE. Lattice is in the business of designing, developing, manufacturing, marketing and selling both high- and low-density E(2)CMOS
- -Registered Trademark- programmable logic devices ("PLDs").

     1.4 SCOPE OF AGREEMENT AND RELATIONSHIP TO OTHER AGREEMENTS. Epson, S MOS and Lattice have an ongoing business relationship whereby Epson fabricates semiconductor devices for Lattice. The parties desire to expand this relationship. Accordingly, the parties have executed that certain Advance Production Payment Agreement ("APP Agreement") dated as of July 5, 1994 pursuant to which (a) Epson will construct a 0.8-0.5 micron, 2-3 metal layer, 6 inch wafer CMOS process line in order to fabricate the Facility Wafers for Lattice and (b) Lattice will pay to Epson the APP to be used as a credit to purchase Facility Wafers from Epson over a specified period of time. Further, pursuant to this EP Agreement, Lattice will pay as a portion of certain engineering payment ("EP") incurred by Epson in connection with the fabrication of engineering samples of the Facility Wafers. In consideration of receipt of such payment, Epson will fabricate Engineering Wafer for Lattice free of charge and provide them through S MOS in the manner specified by this EP Agreement.

     1.5 POSITION OF S MOS. Notwithstanding any provision herein to the contrary, Lattice, Epson and S MOS acknowledge that although EP Agreement is executed by each of such three (3) parties, S MOS

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is a party hereto solely for the purpose to evidence its role, as the intermediary through which, under the terms of Purchase Agreement, the Products to be sold to Lattice by Epson will be sold, and to evidence S MOS's agreement to such an arrangement. S MOS shall under no circumstances have any rights under the APP and the EP Agreement, however shall maintain full rights as provided in the Purchase Agreement. In particular, and without limiting the generality of the foregoing, S MOS shall have no rights under Article 15 of APP Agreement (i.e., any reference to party or parties to EP Agreement shall be deemed to be only to Epson and Lattice unless specifically prescribed therein), and Epson and Lattice may amend the EP Agreement in any respect. Epson agrees to cause S MOS to comply with all of the terms of the Purchase Agreement. Any material breach of the Purchase Agreement shall constitute a material breach to the EP Agreement for the purposes of Article 15.4 of the APP Agreement.


                            2.  ENGINEERING EXPENSES

     2.1 AMOUNT, METHOD OF PAYMENT AND PURPOSE. Lattice will pay Epson Two Million U.S. Dollars (US$2,000,000) to cover the EP incurred in fabrication of the Products for Lattice. The EP will cover certain expenses, in excess of the construction of the Facility and the acquisition of the Equipment. The EP shall be remitted to Epson together with the payment of the first APP installment as prescribed in Article 4.3 of the APP Agreement. The EP will not be included in the APP or used as a credit for purchase of the Products.

     2.2 SUPPLY OF ENGINEERING WAFERS. As a consideration for Lattice's payment of the EP, Epson shall provide Lattice through S MOS, free of charge, with a maximum of 500 Engineering Wafers, to be used for Research and Development purposes by Lattice, ordered for up to 10 types of the Products per period, each of which are established as below; provided that any Engineering Wafers not supplied during any period will not be carried over into the next period and that Epson's obligation herein shall be completed by providing 500 Engineering Wafers in a period even if those 500 wafers do not contain 10 types of the Products (i.e. the total number of provided Engineering Wafers takes precedence over the type of the Products). The Engineering Wafer herein shall be manufactured in the Facility.


               1st period from 7/12/94 to 7/11/95
               2nd period from 7/12/95 to 7/11/96
               3rd period from 7/12/96 to 7/11/97
               4th period from 7/12/97 to 7/11/98

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                               3.  PAYMENT METHOD

     All payments made by Lattice to Epson will be in immediately available funds and will be made by wire transfer in U.S. Dollars to the same bank account designated in Article 4.4 of the APP Agreement.


                       4.  FABRICATION, PURCHASE AND SALE

     The terms and conditions for the Engineering Wafer fabrication, order and acceptance, shipping, insurance and warranty for the Products will be set forth in the Purchase Agreements. On behalf of Epson, S MOS shall sign all Purchase Agreements required to implement the terms and conditions of this Agreement. Epson agrees to cause S MOS to provide all Engineering Wafers covered by this Agreement in the manner required by the Purchase Agreements.


              5.  SHIPPING, INSURANCE, TAXES, DUTIES AND OTHER FEES

     Epson will deliver the Products to S MOS on a C.I.F., San Jose basis, and S MOS will deliver such Products to Lattice on a F.O.B., San Jose basis. Bearing of sales, use, excise, ad valorem, withholding or other taxes or duties that may be applicable to purchase of the Products by Lattice shall be prescribed in the Purchase Agreement.


                        6.  INTELLECTUAL PROPERTY RIGHTS

     All intellectual property rights relating to the Engineering Wafers will be as set forth in, or as established pursuant to, the APP Agreements.


                          7.  CONFIDENTIAL INFORMATION

     The confidentiality obligations and restrictions set forth in the APP Agreement will apply to all Confidential Information disclosed under this EP Agreement.


                      8.  TERM AND TERMINATION OF AGREEMENT

     8.1 TERM. This Agreement shall be effective for a period of 4 years from the EP Installment Date unless terminated earlier pursuant to Articles 15.2,
15.3 or 15.4 of the APP Agreement or pursuant to Article 8.3 of the EP
Agreement.

                                       -3-
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     8.2  TERMINATION.  The terms and conditions of Articles 15.2, 15.3, 15.4,
15.5 and 15.6 of the APP Agreement are incorporated into this EP Agreement concurrent with such termination.

     8.3 EXPIRATION. This Agreement will automatically expire when Epson has provided all the required Engineering Wafers through S MOS to Lattice in the manner required by Article 2.2. No notice or other action will be required for the automatic expiration described above.

     8.4 SURVIVAL OF OBLIGATIONS. The following Articles will survive any expiration, termination or cancellation of this Agreement and the parties will continue to be bound by the terms and conditions thereof: 6, 7 and 9.


                                9.  MISCELLANEOUS


     The terms and conditions of Article 16 of the APP Agreement are incorporated into this EP Agreement and the parties will be bound by all such terms and conditions. All references to the defined terms herein such as, but not limited to, "APP," "Facility Wafer," "Engineering Wafer" or "Product" shall be construed in compliance with the respective definition in the APP Agreement.

     IN WITNESS WHEREOF, the parties have signed this EP Agreement as of the date first above written.

SEIKO EPSON CORPORATION            LATTICE SEMICONDUCTOR CORPORATION


By:    /s/ Saburo Kusama           By:    /s/ Cyrus Tsui
     -------------------------          -------------------------
Name:  Saburo Kusama               Name:  Cyrus Tsui

Title:    Managing Director,       Title:  President and CEO
          Co-Chief Operating
          Officer and General
          manager of Semi-
          conductor Operations
          Division


S MOS SYSTEMS, INC.

By:    /s/ Dan Hauer
     -------------------------

Name:  Dan Hauer

Title:  President

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